Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 2, 2026 between SunPower Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), and/or Rule 506 under the Securities Act or, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of shares of the Company’s common stock, par value $0.0001 per share, (the “Common Stock”), pursuant to this Agreement and the Other Purchase Agreements (as hereinafter defined); and

WHEREAS, at the Closing (as hereinafter defined), the Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of Common Stock as disclosed on Schedule A.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Additional Registration Statement” shall have the meaning ascribed to such term in Section 5.1(a).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Purchaser, (ii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act (as defined below)) together with the Purchaser or any Attribution Parties and (iii) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Purchaser’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act (as defined below).

“Beneficial Ownership Limitation” means 19.99% of the shares of Common Stock outstanding immediately after giving effect to the issuance of the Shares to be purchased by the Purchaser at the Closing.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning ascribed to such term in Section 2.2.

“Closing Date” shall have the meaning ascribed to such term in Section 2.2.

“Code” shall have the meaning ascribed to such term in Section 4.12.

“Commission” and/or “SEC” means the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Company” shall have the meaning ascribed to such term in the preamble.

“Concurrent Purchasers” shall have the meaning ascribed to such term in Section 5.1(a).

“Effective Date” means the date that a Registration Statement is first declared effective by the SEC.

“Effectiveness Period” shall have the meaning ascribed to such term in Section 5.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fundamental Change” shall have the meaning ascribed to such term in Section 5.1(d).

“GAAP” shall have the meaning ascribed to such term in Section 3.8.

“Indemnified Party” shall have the meaning ascribed to such term in Section 5.4(c).

“Indemnifying Party” shall have the meaning ascribed to such term in Section 5.4(c).

“Initial Registration Statement” has the meaning set forth in Section 5.1(a).

“Losses” means any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company or its subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under the Transaction Documents, or (iii) the legality, validity or enforceability of any Transaction Document.

“NASDAQ” means The NASDAQ Stock Market, LLC.

“Other Purchase Agreements” means the other securities purchase agreements entered into on or about the date hereof by the Company and certain other purchasers of Common Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Price Per Share” shall have the meaning ascribed to such term in Section 2.1.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser” shall have the meaning ascribed to such term in the preamble.

“Registration Statement” means each registration statement required to be filed under ARTICLE 5, including the Initial Registration Statement, all Additional Registration Statements, and, in each case, the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Registrable Securities” means the Shares and any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, provided, that the holder of such Shares has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided further, that the Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale by any Person to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Shares sold shall cease to be Registrable Securities) or (B) becoming eligible for sale by the holder thereof pursuant to Rule 144 without volume or manner of sale restrictions.

“Restricted Period” has the meaning ascribed to such term in Section 5.7.

“Restricted Persons” has the meaning ascribed to such term in Section 5.7.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.7.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Selling Stockholder Questionnaire” shall have the meaning ascribed to such term in Section 5.2(j).

“Shares” or “Securities” means the shares of Common Stock purchased and sold under this Agreement.

“Shares Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

ARTICLE 2
PURCHASE AND SALE

2.1 Purchase and Sale.

(a) General. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, such number of Shares set forth on Schedule A, at a price per Share set forth on Schedule A and for the total purchase price for the Shares set forth on Schedule A (the “Price Per Share” and the total purchase price for the Shares, the “Shares Purchase Price”).

(b) Beneficial Ownership Limitation. Notwithstanding anything to the contrary in this Agreement, the Company shall not issue, and the Purchaser shall not acquire, any Shares under this Agreement to the extent that, immediately after giving effect to such issuance, the Purchaser, together with its Attribution Parties, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder) in excess of the Beneficial Ownership Limitation.

2.2 Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Shares. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Arnold & Porter Kaye Scholer LLP located at 250 West 55th Street, New York, New York, two Business Days following the satisfaction or waiver of the conditions set forth in Section 2.5, or at such other time and place or on such date as the Purchaser and the Company may agree upon (such date is hereinafter referred to as the “Closing Date”).

2.3 Payment and Delivery of Shares. On the Closing Date, (a) the Purchaser shall pay to the Company its Shares Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to the Purchaser, and (b) the Company shall irrevocably instruct the Transfer Agent to deliver to the Purchaser, on an expediated basis, in book-entry form, the number of Shares set forth on Schedule A, registered in the name of the Purchaser as set forth on the Stock Ownership Questionnaire included as Exhibit A. Promptly following the Closing, the Company shall delivery statements of the Transfer Agent evidencing the issuance of the Shares.

2.4 Deliveries.

(a) Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issue the number of Shares purchased as set forth on Schedule A, registered in the name of the Purchaser as set forth on the Stock Ownership Questionnaire included as Exhibit A;

(ii) a Certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 2.5(b); and

(iii) a Certificate, executed on behalf of the Company by an authorized officer, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Transaction Documents and the issuance of the Securities, and certifying the current versions of the Certificate of Incorporation and Bylaws of the Company.

(b) Purchaser. On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) a fully completed and duly executed Stock Ownership Questionnaire in the form attached hereto as Exhibit A;

(ii) a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit B;

(iii) a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit C; and

(iv) the Shares Purchase Price by wire transfer to the account specified by the Company.

2.5 Closing Conditions.

(a) The obligations of the Company hereunder with respect to the Purchaser in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Purchaser of the items set forth in Section 2.4(b) of this Agreement; and

(iv) the aggregate amount of Common Stock to be purchased under this Agreement and the Other Purchase Agreements is at least $20,000,000.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties made by the Company in ARTICLE 3 hereof qualified as to materiality shall be true and correct as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in ARTICLE 3 hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, whether under this Agreement or the other Transaction Documents, shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.4(a) of this Agreement;

(iv) the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect, except for such that could not reasonably be expected to have a Material Adverse Effect;

(v) no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents;

(vi) no stop order or suspension of trading shall have been imposed by NASDAQ, the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock; and

(vii) the aggregate amount of Common Stock to be purchased under this Agreement and the Other Purchase Agreements is at least $20,000,000.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that, except as otherwise disclosed to the Purchaser (including, without limitation, pursuant to the exhibits and schedules to this Agreement) or as disclosed in the SEC Reports:

3.1 Organization, Good Standing and Qualification. The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization; Enforcement. The Company has all corporate right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder and thereunder has been taken. The Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 Capitalization. The authorized capital stock of the Company is as set forth in the SEC Reports. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) for options to purchase Common Stock or other equity awards (including restricted stock units) issued to employees and members of the Board of Directors pursuant to the equity compensation plans or arrangements disclosed in the SEC Reports, (ii) shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company disclosed in the SEC Reports, including, without limitation, the convertible securities set forth in Schedule 3.3, and (iii) as otherwise disclosed in the SEC Reports or contemplated by this Agreement, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of, or other equity interests in, the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

3.4 Issuance; Reservation of Shares. The issuance of the Shares has been duly and validly authorized by all necessary corporate actions, and the Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions (other than as provided in the Transaction Documents). None of the Shares will be, when issued, issued in violation of any preemptive right arising by operation of law, under the Company’s Certificate of Incorporation, the Company’s Bylaws or any contract, or otherwise.

3.5 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchaser through the EDGAR system), (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its or their respective assets or properties, or (iii) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of (ii) and (iii) for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents will not result in the creation of any lien, charge or encumbrance upon any assets of the Company or its subsidiaries, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, or the business, operations, assets or properties of the Company or its subsidiaries.

3.6 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or in connection with the issuance and sale of the Shares, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained, pursuant to the rules and regulations of NASDAQ, including a NASDAQ Listing of Additional Shares notification form, applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file or obtain within the applicable time periods.

3.7 SEC Reports. Except as disclosed in Schedule 3.7, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2026 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not received any letters of comment from the staff of the Commission that have not been satisfactorily resolved as of the date hereof.

3.8 Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The other financial information included or incorporated by reference in the SEC Reports has been derived from the accounting records of the Company, presents fairly in all material respects the information shown thereby, and has been compiled on a basis consistent in all material respects with that of the audited financial statements included or incorporated by reference in the SEC Reports.

3.9 Internal Controls. Except as disclosed in the SEC Reports, the Company and each of its subsidiaries taken as a whole maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has had a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect on, the Company’s internal control over financial reporting.

3.10 Accountant. To the Company’s knowledge, BDO USA, P.C., which has expressed its opinion with respect to the Company’s financial statements as of December 31, 2025 and 2024, 2023, included in the SEC Reports (including the related notes), is an independent registered public accounting firm as required by the Exchange Act and the Public Company Accounting Oversight Board (United States). BDO USA, P.C. has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

3.11 Litigation. Except as disclosed in the SEC Reports, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.

3.12 Tax Matters. The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in the SEC Reports and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the SEC Reports.

3.13 Insurance. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

3.14 Certificates, Authorities and Permits. The Company holds, and is operating in compliance in all material respects with, all registrations, approvals, certificates, authorizations and permits of any governmental authority or self-regulatory body required for the conduct of its business as described in the SEC Reports, including without limitation, all such registrations, approvals, certificates, authorizations and permits required by any federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials; and the Company has not received notice of any revocation or modification of any such registration, approval, certificate, authorization and permit or has reason to believe that any such registration, approval, certificate, authorization and permit will not be renewed in the ordinary course that could lead to, the withdrawal, revocation, suspension, modification or termination of any such registration, approval, certificate, authorization or permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

3.15 Compliance with NASDAQ Continued Listing Requirements. Except as disclosed in the SEC Reports and Schedule 3.15, the Company is, and has no reason to believe that it will not, upon the issuance of the Securities hereunder, continue to be, in compliance with the listing and maintenance requirements for continued listing on NASDAQ in all material respects. Assuming the representations and warranties of the Purchaser set forth in Section 4.2 are true and correct in all material respects, the consummation of the transactions contemplated by the Transaction Documents does not contravene the rules and regulations of NASDAQ. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on NASDAQ and the Company has not received any notice of, nor to the Company’s knowledge is there any basis for, the delisting of the Common Stock from NASDAQ.

3.16 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that would prevent the Purchaser or the Company from fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

3.17 Fees. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, and the Purchaser shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.17 that may be due in connection with the transactions contemplated by the Transaction Documents.

3.18 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

3.19 No Integrated Offering. Other than pursuant to the Other Purchase Agreements, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

3.20 Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in ARTICLE 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

3.21 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.22 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.23 Absence of Certain Changes. Since June 30, 2026, except as disclosed in the SEC Reports, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. Subject to the going concern qualifications and related financial disclosures contained in the SEC Reports, the Company is financially solvent and is generally able to pay its debts as they become due. Other than the transactions contemplated by the Transaction Documents and the purchase agreements entered into with the Concurrent Purchasers, no event, liability, fact, circumstance, occurrence or development (including, without limitation, any fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement)) has occurred and continues to exist as of the date of this Agreement, or to the knowledge of the Company is reasonably expected to occur or exist, with respect to the Company or its business, properties, operations, assets or financial condition that, but for the passage of time, would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

3.24 Intellectual Property. (i) The Company and its subsidiaries own or have a valid license to all material patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) currently used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

3.25 Foreign Corrupt Practice; Anti-Bribery. Neither the Company, nor to the Company’s knowledge, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.26 Registration Rights. Other than the Concurrent Purchasers pursuant to the applicable purchase agreements, except as disclosed in the SEC Reports, no Person has any right to cause the Company or any subsidiary to effect the registration under the Securities Act of any securities of the Company or any subsidiary.

3.27 Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the SEC Reports or any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

4.1 Organization; Authority; Binding Obligations. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2 Purchaser Status.

(a) At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 under the Securities Act.

(b) The Purchaser is not a broker-dealer registered under Section 15 of the Exchange Act. The Purchaser is acting alone in its determination as to whether to invest in the Securities. The Purchaser is not a party to any voting agreements or similar arrangements with respect to the Securities. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Purchaser with the Commission with respect to the beneficial ownership of the Company’s Common Stock, the Purchaser is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Securities.

4.3 General Solicitation; Pre-Existing Relationship. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser also represents that it was contacted regarding the sale of the Shares by the Company (or an authorized agent or representative thereof) with which the Purchaser had a prior substantial pre-existing relationship.

4.4 Purchase Entirely for Own Account. The Securities to be received by such the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time.

4.5 Information and Sophistication of the Purchaser.

(a) The Purchaser acknowledges, confirms and agrees that: (a) the Purchaser is a sophisticated investor that is willing and able to conduct, and has conducted, a thorough investigation of the Securities, the Company and the transactions contemplated hereby, (b) the information available about the transactions contemplated hereby, the Company or the Securities may be limited or insufficient for the Purchaser’s purposes, and no prospectus, offering document or other disclosure document has been or will be prepared in connection with the placement of the Securities and the transactions under this Agreement, or otherwise with respect to the Company, (c) the Purchaser has or has requested access to, and has had sufficient opportunity to evaluate, all information and documentation that it believes is necessary or appropriate in connection with its decision to enter into this Agreement and to purchase the Securities, including such information with respect to the Company and the transactions contemplated hereby, (d) neither the Company nor its representatives or advisors are responsible for any due diligence investigation on the Purchaser’s behalf, the future performance of the Company, the results of the transactions contemplated hereby, the advisability of purchasing the Securities, the execution, validity or enforceability of the Securities or any information or document delivered in connection with this Agreement or the Securities (including, without limitation, with respect to the Company), I the Purchaser is not relying upon any representations, expressed or implied, with respect to the transactions contemplated by this Agreement, the Company or the Securities, except those expressly set forth in ARTICLE 3 of this Agreement, (f) the Purchaser has consulted its own independent advisors with regard to, without limitation, the legal, regulatory, tax, business, investment, financial, accounting, currency and other economic considerations related to the purchase of the Securities and the risks associated with an investment in the Securities, (g) the Purchaser has made its own investment, hedging and trading decisions based upon its own judgment and upon advice from its own independent advisors and not upon any view expressed by the other person, and (h) the Purchaser is purchasing the Securities with a full understanding of the terms, conditions and risks thereof including, but not limited to, counterparty risk, country risk, price risk and liquidity risk, and the Purchaser is capable of and willing to assume those risks.

(b) With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Purchaser (including with respect to the Company’s business), the Purchaser acknowledges (i) that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation, and (ii) there is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

4.6 Disclosure of Information. The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Purchaser acknowledges receipt of copies of the SEC Reports (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, limit or otherwise affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Article 4 of this Agreement.

4.7 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and the Purchaser is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.8 Restricted Securities. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

4.9 Commissions. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against the Company or upon any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

4.10 Beneficial Ownership. As of the date hereof, the Purchaser, together with its Attribution Parties, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) only such shares of Common Stock as disclosed by the Purchaser to the Company in the Selling Stockholder Questionnaire (as defined below) delivered by the Purchaser to the Company.

4.11 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Furthermore, in the case of a Purchaser whose investment advisor utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or its representatives, the representation set forth above shall only apply after the point in time when the portfolio manager who manages the Purchaser’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Purchaser’s investment advisor, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Purchaser’s investment advisor is also an investment advisor or sub-advisor after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Purchaser’s investment advisor is also an investment advisor or sub-advisor was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.12 Foreign Purchasers. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), the Purchaser has satisfied itself as to the full observance of the laws of the Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. The Purchaser is not (to its knowledge after reasonable inquiry) a specified foreign entity, as defined in Section 7701(a)(51)(B) of the Code and any guidance published thereunder (including, for the avoidance of doubt, any foreign-controlled entity, as defined in Section 7701(a)(51)(C) of the Code and any guidance published thereunder).

ARTICLE 5
REGISTRATION RIGHTS

5.1 Registration Statement.

(a) On or prior to October 2, 2026 (the “Filing Deadline”), the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1. Notwithstanding any other provision of this ARTICLE 5: (i) if the staff of the Commission does not permit all of the Registrable Securities to be registered on the initial Registration Statement filed pursuant to this Section 5.1(a) (the “Initial Registration Statement”), unless otherwise directed in writing by the Purchaser as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced by Registrable Securities represented by shares of Common Stock (applied, in the case that some Shares may be registered, to the Purchaser and the purchasers of shares of Common Stock pursuant to the Other Purchase Agreements (collectively, the “Concurrent Purchasers”), between the Company and such Concurrent Purchasers, on a pro rata basis based on the total number of unregistered Shares held by the Purchaser and such Concurrent Purchasers, subject to a determination by the Commission that the Purchaser or one or more Concurrent Purchasers must be reduced first based on the number of Shares held by the Purchaser or such Concurrent Purchasers) (the “Cutback Shares”); and (ii) in the event the Company amends the Initial Registration Statement to effect the reduction contemplated under clause (i) above, the Company shall file with the Commission, as promptly as allowed by the Commission, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as so amended (each, an “Additional Registration Statement”).

(b) The Company shall use its reasonable best efforts to cause each Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but no later than the earlier of (i) the seventy-fifth (75th) calendar day following the earlier of (A) the initial filing date of the Registration Statement and (B) the Filing Deadline, if the SEC notifies the Company that it will “review” the Registration Statement and (b) the fifth (5th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”), and shall use reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)) or (ii) the date that is two (2) years following the Closing Date (the “Effectiveness Period”).

(c) The Company shall notify the Purchaser in writing promptly (and in any event within two Trading Days) after receiving notification from the Commission that a Registration Statement has been declared effective and shall simultaneously provide the Purchaser with copies of any related Prospectus to be used in connection with the sale or other disposition of the Securities covered thereby.

(d) Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchaser, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchaser immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any Additional Registration Statement if the Company is engaged in a material merger, acquisition or sale or any other material pending development and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to disclose such activity. Upon receipt of such notice, the Purchaser agrees to immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until the Purchaser is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 5.1(d) may be exercised for a period of no more than 15 consecutive Trading Days and not more than three times in any twelve-month period. The Company shall as soon as such date may be determined, promptly provide written notice to the Purchasers of the date on which any suspension period ends. Immediately after the end of any suspension period under this Section 5.1(d), or as promptly as practicable following a fundamental change that triggers the requirement to file a post-effective amendment to the Registration Statement pursuant to Item 512(a) of Regulation S-K (a “Fundamental Change”), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchaser to publicly resell its Registrable Securities pursuant to such effective Registration Statement, including, in the case of a Fundamental Change, by filing a post-effective amendment to the Registration Statement. For the avoidance of doubt, the date set forth in Section 5.1(b)(ii) shall automatically be extended by the number of days usage of the Registration Statement is suspended under this Section 5.1(d).

(e) If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC or does not otherwise become effective on or before the applicable Effectiveness Deadline, (an “Effectiveness Failure”) or (ii) on any day after the applicable date that the Registration Statement has been declared effective by the Commission or otherwise becomes effective in accordance with the rules and regulations of the SEC, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an suspension period described in Section 5.1(d) pursuant to such Registration Statement or otherwise as a result of (w) a failure to keep such Registration Statement effective, (x) a failure to disclose such information as is reasonably necessary for sales to be made pursuant to such Registration Statement, (y) a failure to register a sufficient number of shares of Common Stock or a (z) failure to maintain the listing of the Common Stock on the Principal Trading Market (a “Maintenance Failure” and, together with a Filing Failure and an Effectiveness Failure, “Registration Failures”) then, as liquidated damages for the damages to any Purchaser holding Registrable Securities by reason of any such delay in or reduction of its ability to sell its Registrable Securities (which remedy shall be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance or the additional obligation of the Company to register any Cutback Shares), the Company shall pay to each Purchaser holding Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2.0%) of the aggregate purchase price paid by such Purchaser pursuant to this Agreement for any Registrable Securities held by such Purchaser that would be included in the Registration Statement to which the applicable Registration Statement Failure relates but for such Registration Statement Failure, whether or not included in such Registration Statement on each of the following dates: (I) the day of a Filing Failure; (III) the day of an Effectiveness Failure; (II) the initial day of a Maintenance Failure; (IV) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (V) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (VI) on the thirtieth day after the initial date of a Maintenance Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 5.1(e) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (x) the dates set forth above and (y) the third Trading Day after the event or failure giving rise to the Registration Delay Payments is cured.

5.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to the Purchaser or its counsel copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Purchaser (it being acknowledged and agreed that if the Purchaser does not object to or comment on the aforementioned documents within the five (5) Trading Day period, then the Purchaser shall be deemed to have consented to and approved the use of such documents). The Company shall reflect in each such document when so filed with the Commission such comments regarding the Purchaser and the plan of distribution as the Purchaser may reasonably and promptly propose no later than five (5) Trading Days after the Purchaser has been so furnished with copies of such documents as aforesaid.

(b) (i) Subject to Section 5.1(d), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchaser set forth in the Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that, subject to applicable requirements, the Purchaser shall be responsible for the delivery of the Prospectus to the Persons to whom the Purchaser sells any of the Shares (including in accordance with Rule 172 under the Securities Act), and the Purchaser agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws.

(c) Notify the Purchaser as promptly as reasonably possible, and if requested by the Purchaser, confirm such notice in writing no later than one (1) Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; (v) the financial statements included in any Registration Statement become ineligible for inclusion therein.

(d) Use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e) If requested by the Purchaser, provide the Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) Promptly deliver to the Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g) Prior to any resale of Registrable Securities by the Purchaser, use commercially reasonable efforts to register or qualify or cooperate with the Purchaser in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Purchaser may reasonably request.

(i) Upon the occurrence of any event described in Section 5.2(e)(iii)-(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Purchaser furnish to the Company a completed Selling Stockholder Questionnaire in the form proffered by the Company (the “Selling Stockholder Questionnaire”) and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and its Attribution Parties and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request, except in the case of any such information referred to in this paragraph, to the extent the failure to provide such information does not materially affect the Company’s ability to comply with such obligations.

(k) The Company shall comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Purchaser in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchaser is required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

5.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with ARTICLE 5 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market, and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, I fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of the Purchaser or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Purchaser.

5.4 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, and, if applicable, the officers, directors, partners, members, agents, representatives and employees of the Purchaser, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents, representatives and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Purchaser expressly for use in the Registration Statement, or (B) with respect to any Prospectus, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Purchaser, and the Purchaser was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b) Indemnification by Purchaser. The Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents, representatives and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, representatives or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by the Purchaser in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Purchaser expressly for use in the Registration Statement (it being understood that the information provided by the Purchaser to the Company in the Questionnaire constitutes information reviewed and expressly approved by the Purchaser in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of the Purchaser hereunder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Purchaser in connection with any claim relating to this Section 5.4(b) and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed within 15 days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (iii) any counsel engaged by the applicable Indemnifying Party shall fail to timely commence or diligently conduct the defense of any such claim and such failure has materially prejudiced (or, in the reasonable judgment of the Indemnified Party, is in danger of materially prejudicing) the outcome of the applicable claim; or (iv) such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to or may exist between the applicable Indemnifying Party and Indemnified Party or that there may be one or more different or additional defenses, claims, counterclaims or causes of action available to such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, enter into any judgment or effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such judgment or settlement (A) imposes no liability or obligation on such Indemnified Party, (B) includes a complete, explicit and unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Indemnified Party.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder); provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined (not subject to appeal) that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 5.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds (net of all expenses paid by such Purchaser in connection with any claim relating to this Section 5.4 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged omission) actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

5.5 Dispositions. The Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act, or an exemption therefrom, as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities that it sells pursuant to the Registration Statement in accordance with the plan of distribution set forth in the Prospectus. The Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5.2(e)(iii)-(v), the Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until the Purchaser is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. The Purchaser agrees that the removal of the restrictive legend from certificates representing Shares as set forth in Section 6.1 is predicated upon the Company’s reliance that the Purchaser will comply with the provisions of this subsection.

5.6 Amendments; Waivers. Notwithstanding anything in this Agreement to the contrary, the provisions of this ARTICLE 5 may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), with the written consent of each of the Company and the Purchaser.

5.7 Selling Restrictions. The Purchaser covenants that from and after the date hereof through and including the 12-month anniversary of the Closing Date (the “Restricted Period”), none of the Purchaser, any of its officers, or any entity managed or controlled by the Purchaser (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall engage in any Short Sales of the Common Stock, either for its own principal account or for the principal account of any other Restricted Person.

ARTICLE 6
OTHER AGREEMENTS OF THE PARTIES

6.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement under the Securities Act or Rule 144 or to the Company or to an Affiliate of the Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Securities in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR A VALID EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT.

THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 2, 2026 AND AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY.

(c) Once the Registration Statement covering the resale of the Shares is declared or becomes effective, upon the sale of Shares by the Purchaser, the Company shall promptly instruct its Transfer Agent to remove all restrictive legends within one (1) Trading Days from the date of such sale. The Company shall cause its counsel to issue a legal opinion to its Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

6.2 Furnishing of Information; Public Information. Until the time that the Purchaser owns no Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

6.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of NASDAQ such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction. The Purchaser shall take no action in concert with any other Person to become a group such that any transactions contemplated by this Agreement would require shareholder approval prior to Closing.

6.4 Securities Laws Disclosure; Publicity. The Company shall by 4:15 p.m. (New York City time) on the date that is one (1) Trading Day following the date hereof, file a Current Report on Form 8-K with the Commission disclosing: (a) all material non-public information that was delivered to the Purchaser by the Company, its advisors or any person acting on behalf of the Company in connection with the transactions contemplated by this Agreement, and disclosing the transactions contemplated by this Agreement and including the forms of the Transaction Documents as exhibits to such Current Report on Form 8-K. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 6.4, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), except that the Purchaser may disclose the terms to its financial, accounting, legal and other advisors. The Company represents and warrants that, from and after the issuance of the Current Report on Form 8-K referenced herein, the Purchaser shall not be in possession of any material nonpublic information received from the Company or its officers, directors, employees, agents or other person acting at its direction. The Company shall not, and shall cause its officers, directors, employees and agents not to, publicly disclose the name of any Purchaser or any affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of any Purchaser without the prior written consent (including by e-mail) of such Purchaser (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of any national securities exchange on which the Company’s securities are listed for trading or (C) to the extent such disclosure contains only information previously approved in accordance with this Section 6.4, and in the case of any disclosure made pursuant to clause (ii), the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review the applicable portion of such filing.

6.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for funding operations or for working capital or other general corporate purposes.

6.6 Listing of Common Stock. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Shares. In addition, the Purchaser and the Company agree to cooperate in good faith, if necessary, to restructure the transactions contemplated by the Transaction Documents such that they do not contravene the rules and regulations of NASDAQ; provided, however, that such restructuring does not impact the economic interests of the Purchaser contemplated by the Transaction Documents.

ARTICLE 7
TERMINATION

7.1 Termination. The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:

(a) Upon the mutual written consent of the Company and the Purchaser;

(b) By the Company if any of the conditions set forth in Section 2.5(a) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c) By the Purchaser if any of the conditions set forth in Section 2.5(b) shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(d) By either the Company or the Purchaser if the Closing has not occurred on or prior to September 14, 2026.

ARTICLE 8
MISCELLANEOUS

8.1 Fees and Expenses. Except as otherwise provided herein, each of the Company and the Purchaser shall pay its own costs and expenses in connection herewith.

8.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) upon receipt when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

(i) if to the Company, to SunPower Inc., 1403 N. Research Way, Orem, UT 84097, Attention: Tom Kowalczuk, Chief Financial Officer (email: [***]), with a copy to Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, New York 10019, Attention: Michael Penney (email: [***]); and

(ii) if to the Purchaser, to the address as set forth on Exhibit A.

8.4 Amendments; Waivers. Subject to the provisions of Section 5.5, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. With the consent of the Company which will not be unreasonably withheld, the Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided, that the Purchaser may assign any or all rights under this Agreement to an Affiliate of the Purchaser without the consent of the Company, and provided, further: (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment; (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) if the transferor is assigning any registration rights under ARTICLE 5 hereof, the Registrable Securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, unless such disposition was made pursuant to an effective registration statement or an exemption under Rule 144 under the Securities Act; (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser”; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

8.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 5.4 and 6.7.

8.8 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in New Castle County, and, if applicable, in any state or federal court located in the State of Delaware in New Castle County in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware in New Castle County), for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.9 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THE TRANSACTION DOCUMENTS OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

8.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

8.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

8.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SUNPOWER INC.

By:
	Name:	Thurman J. Rodgers
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By:
Name:
Title:

SCHEDULE A

SHARES PURCHASED AND PRICING DETAILS

●	Price per Share: $

●	Shares Purchased:

●	Shares Purchase Price: $